WAIVER AND AMENDMENT #5 TO THIRD RESTATED AND
                      AMENDED LOAN AND SECURITY AGREEMENT



         THIS WAIVER AND AMENDMENT #5 TO THIRD RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of September 28, 2005 by and among GMAC COMMERCIAL FINANCE LLC, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC CF"), as Agent and Lender, PNC BANK, NATIONAL ASSOCIATION ("PNC", and together with GMAC CF, "Lenders"), as Lender and Co-Agent, JACO ELECTRONICS, INC. ("Jaco"), NEXUS CUSTOM ELECTRONICS, INC. ("Nexus") and INTERFACE ELECTRONICS, INC. ("Interface", and together with Jaco and Nexus, the "Borrowers").

                              W I T N E S S E T H :

          WHEREAS, Borrowers, GMAC CF, PNC and Jaco de Mexico, Inc. entered into that certain Third Restated and Amended Loan and Security Agreement, dated December 22, 2003 (the "Third Restated Agreement"), as amended by (i) Amendment #1 to the Third Restated Agreement, dated September 20, 2004, (ii) Amendment #2 to the Third Restated Agreement, dated November 23, 2004, (iii) Amendment #3 to the Third Restated Agreement, dated February 11, 2005, and (iv) Waiver and Amendment #4 to the Third Restated Agreement, dated as of May 10, 2005 (as heretofore amended and as hereafter restated, supplemented, extended, renewed, amended and otherwise modified from time to time, the "Loan Agreement"), and into various instruments, agreements and other documents executed and/or delivered in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, restated, renewed, extended, substituted, modified or supplemented from time to time, collectively, the "Loan Documents"); and

         WHEREAS, Events of Default have occurred under the Loan Agreement as the result of (i) the failure by Borrowers to maintain, as of June 30, 2005, the minimum EBITDA required by Section 6.9(a) of the Loan Agreement, and (ii) the failure by Borrowers, since June 30, 2005, to maintain the minimum Net Worth required by Section 6.10 of the Loan Agreement, and each of such Events of Default continues to exist under the Loan Agreement (such continuing Events of Default, collectively, the "Existing Defaults"); and

         WHEREAS, Borrowers have requested that Lenders agree to waive the Existing Defaults and to amend certain terms of the Loan Agreement, and Lenders have agreed to accommodate Borrowers' request subject to the terms and conditions set forth herein, all as more particularly set forth below.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



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              1. Definitions.

                  (a) Section 1.2 of the Loan Agreement (General Terms) is hereby amended by the addition thereto (in the appropriate alphabetical sequence) of the following defined terms:

                              "Operating Cash Flow" shall mean, with respect to
any period, (x) EBITDA for such
     period, plus (y) Special Charges and Write-offs taken for such period, less
     (z) Capital Expenditures actually paid during such period."

                              "Special Charges and Write-offs" shall have the
meaning ascribed thereto in Section
     6.10 hereof."

                  (b) The definition of the term "Contract Rate" set forth in
Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

                           "Contract Rate" shall mean, as applicable, with
respect to Revolving Advances, an
     Interest Rate per annum equal to:
                             (A) the Base Rate, plus (x) if the Fixed Charge
Coverage Ratio for the two
     consecutive full fiscal quarters immediately preceding the date of calculation was equal to or greater than 1.1 to 1.0, three-quarters of one (0.75%) percent, or (y) if the Fixed Charge Coverage Ratio for either of the two consecutive full fiscal quarters immediately preceding the date of calculation was less than 1.1 to 1.0, one and one-quarter (1.25%) percent ;or
                            (B) the Eurodollar Rate, plus (x) if the Fixed
Charge Coverage Ratio for the two
     consecutive full fiscal quarters immediately preceding the date of calculation was equal to or greater than 1.1 to 1.0, three and one-quarter (3.25%) percent, or (ii) if the Fixed Charge Coverage Ratio for either of the two consecutive full fiscal quarters immediately preceding the date of calculation was less than 1.1 to 1.0, three and three-quarters (3.75%) percent."

                   (c) Subparagraph (f) of the definition of the term "Eligible Receivables" set forth in Section 1.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

                                 "(f) the sale is to a Customer outside the
continental United States of
         America or Canada, unless (i) the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Reasonable Discretion, or (ii) the sale is covered by credit insurance, acceptable to Agent in its Reasonable Discretion, the total policy amount of which is at least $10,000,000; provided, however, that the aggregate amount of Receivables deemed to be Eligible Receivables by virtue of the immediately preceding clause (ii) shall not exceed $17,000,000 at any one time;"

              (d) The definition of the term "Fixed Charge Coverage Ratio" set forth in Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

                            "Fixed Charge Coverage Ratio" shall mean, during any period, the ratio of (x) EBITDA minus (i) unfunded Capital Expenditures, plus (ii) Special Charges and Write-offs, in each case for such period, to (y) the sum of (i) interest for such period, (ii) the term debt repayments and other repayments of Indebtedness (other than Obligations under this Agreement) in such period, and (iii) taxes due for such period."

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               (e) The definition of the term "Maximum Loan Amount" set forth in
          Section 1.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

                             "Maximum Loan Amount" shall mean $40,000,000."

         2. Letter of Credit Fees. The first sentence of Paragraph (a) of
Section 3.2 of the Loan Agreement (Letter of Credit Fees) is hereby amended to read in its entirety as follows:

           "(a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied, with respect to each monthly payment of fees, by (i) if the Fixed Charge Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date upon which such payment is due was equal to or greater than 1.1 to 1.0, three and one-quarter (3.25%) percent, or (ii) if the Fixed Charge Coverage Ratio for either of the two consecutive full fiscal quarters immediately preceding the date upon which such payment is due was less than 1.1 to 1.0, three and three-quarters (3.75%) percent, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term, and (y) to Agent for the benefit of the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowers in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees")."

            3.  Financial Covenants

                     (a) Paragraph (b) of Section 6.9 of the Loan Agreement (Financial Covenants) is hereby amended to read in its entirety as follows:

                                    "(b) Fixed Charge Coverage Ratio. Maintain,
as of the end of each period
            set forth below, a Fixed Charge Coverage Ratio for the Loan Parties on a Consolidated Basis of not less than the ratio set forth below opposite such period:

                          Period Ratio
                      six months ending 12/31/05                      1.0 to 1.0
                      nine months ending 3/31/06                      1.2 to 1.0
                      twelve months ending 6/30/06                    1.3 to 1.0
                      twelve months ending each quarterly
                      period thereafter                               1.3 to 1.0

                     (b) Paragraph (c) of Section 6.9 of the Loan Agreement (Financial Covenants) is amended to read in its entirety as follows:

                                    "(c) Operating Cash Flow . Maintain
Operating Cash Flow for the quarterly
            period ending September 30, 2005 of not less than $475,000."

                      (c) Section 6.10 of the Loan Agreement (Minimum Net Worth) is hereby amended to read in its entirety as follows:



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                      "6.10    Minimum Net Worth.

               Maintain at all times, commencing August 31, 2005, a Net Worth of not less than $40,500,000, to be (x) increased as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2005, by sixty-five (65%) percent of the net profit for, and as of the last day of, such fiscal quarter, if any, and (y) reduced by the amount of the following:(i) any charge for impairment of goodwill,
          (ii) any write-off of the note executed by the buyer of Nexus' assets for the benefit of Jaco (during the fiscal year of any such write-off), and (iii) the deferred tax asset write-off, in an amount not to exceed $6,400,000, reflected on Jaco's preliminary financial statements for its fiscal year ended June 30, 2005 (the foregoing clauses (i), (ii) and (iii), in the aggregate, "Special Charges and Write-offs")."


                4. Capital Expenditures. Section 7.6 of the Loan Agreement (Capital Expenditures) is hereby amended to read in its entirety as follows:

                        "7.6. Capital Expenditures.

                              "Contract for, purchase or make any net Capital
            Expenditures in an amount exceeding $300,000 in the aggregate for the fiscal year ending June 30, 2006, and for each fiscal year thereafter."

                5. Acknowledgement of Existing Defaults. Each Borrower hereby expressly acknowledges the occurrence and continuing existence of the Existing Defaults.

            6. Waiver. Each Lender hereby waives the Existing Defaults, subject to the terms and conditions set forth herein.

               7. Borrowers' Acknowledgements and Reaffirmation.

a. Each Borrower hereby acknowledges, confirms and agrees that as of the date of Borrowers' execution hereof, none of the Obligations are subject to offset, defense or counterclaim of any kind, nature or description whatsoever.

b. Each Borrower hereby ratifies and confirms the Loan Agreement and each of the other Loan Documents as being legal, valid and binding joint and several obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms as modified hereby. Each Borrower hereby confirms that there are no defenses to the performance of any of such Borrower's obligations under the Loan Agreement or any of the other Loan Documents. Each Borrower hereby ratifies and confirms such Borrower's grant to Agent, for the ratable benefit of Agent, Lenders and each Issuer, of first priority perfected liens upon, and security interests in, the properties and assets of such Borrower heretofore mortgaged, pledged, granted or assigned to Agent under the Loan Agreement and the other Loan Documents, and acknowledges and confirms that such first priority perfected liens and security interests secure, and shall continue to secure, the Obligations, subject only to such prior security interests as are expressly permitted under the Loan Documents.

                   (c) By its signature below, each Borrower ratifies and affirms to the Agent and the Lenders that as of the date hereof, it is in full compliance with all covenants under


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the Loan  Documents  (except  as to the  non-compliance  that  gave  rise to the
Existing Defaults), and certifies (i) that all representations and warranties of Borrowers in the Loan Documents are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof, (ii) no Default or Event of Default, other than the Existing Defaults, has occurred and is continuing, or would result from the execution, delivery and performance by Borrowers of this Amendment; (iii) each Borrower has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment;
(iv) each Borrower has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment; and
(v) this Amendment does not constitute a breach of any other agreement or understanding to which such Borrower is a party or by which any property of such Borrower is bound.

                   8. Ratifications. By their signatures below, Jaco, Nexus and Interface hereby ratify the Loan Agreement ( as hereby amended) and agree (i) to be jointly and severally liable for all Obligations under the Loan Agreement, and (ii) that all of the outstanding amounts of the Loans under the Loan Agreement, as of the date hereof, are the valid and binding Obligations of each of them, and (iii) to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Loan Agreement, but in no event later than the Termination Date.

                    9. Reservation of Rights. Agent and Lenders hereby reserve all rights and remedies granted to them, respectively, under the Loan Documents, applicable law or otherwise, and nothing contained herein shall be construed to limit, impair or otherwise affect the right of Agent or Lenders to declare a default or an Event of Default with respect to any existing default or Event of Default, other than the Existing Defaults, or with respect to any future non-compliance with any covenant, term or provision of the Loan Documents (including, without limitation, Section 6.9(a) of the Loan Agreement and Section
6.10 of the Loan Agreement) or any other document now or hereafter executed and delivered in connection therewith. Without limiting the foregoing, nothing herein contained shall, or shall be deemed to, waive any default or Event of Default that Borrowers have failed to disclose to Lenders as of the date hereof.

                  10. No Other Modifications. Except as specifically set forth herein, no other changes or modifications to the Loan Agreement or the other Loan Documents are intended or implied, and, in all other respects the Loan Agreement and the other Loan Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver by either Lender of any other provision of the Loan Agreement or any of the other Loan Documents nor shall anything contained herein be construed as a consent by either Lender to any transaction other than those specifically consented to herein.

                   11. No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

                   12. Condition to Effectiveness. The effectiveness of the terms and provisions of this Amendment shall be subject to the receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by Borrowers.



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     13.  Counterparts.  This Amendment may be signed in  counterparts,  each of which shall be an original and all of which, when taken together, shall constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of this Amendment by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.

     14. Merger. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

     15. Continuing Effect. Except as herein specifically amended, the Amendment shall remain in full force and effect in accordance with its original terms, except as previously amended.

     16. Amendment Fee. In consideration of the Lenders' consent to the foregoing, the Loan Parties agree to pay to the Agent for the ratable benefit of the Lenders, concurrently with their execution hereof, a non-refundable fee in the amount of $50,000. The Loan Parties hereby authorize the Lenders to automatically charge to Borrowers' account the amount of such fee.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date hereinabove written.

                                       GMAC COMMERCIAL FINANCE LLC
                                       (as Agent and Lender)

                                       By: /s/ Daniel J. Murray
                                           --------------------
                                            Title: 1st VP

                                       PNC BANK, NATIONAL ASSOCIATION
                                          (as Lender)

                                       By: /s/ Sari J. Smith
                                           ---------------------
                                             Title: Vice President
AGREED AND ACCEPTED:

JACO ELECTRONICS, INC.
By: /s/ Jeffrey D. Gash
        ----------------------------
        Title: CFO

NEXUS CUSTOM ELECTRONICS, INC.
By: /s/ Jeffrey D. Gash
        ----------------------------
        Title: CFO

INTERFACE ELECTRONICS, INC.
By: /s/ Jeffrey D. Gash
        ----------------------------
        Title: CFO



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